Exhibit 10.1

AMENDMENT

TO THE PROMISSORY NOTE DATED December 14, 2017

The Parties entered into a 5% Convertible Note Dated December 14, 2017 in the Original Principal Amount of $500,000, as amended December 18, 2017, security number BLGO-1-33081 (the “Note”) by and between BioLargo, Inc. (“Company”) and Vista Capital Investments, LLC (“Holder”) (together referred to as the “Parties”).

WHEREAS, on September 18, 2018 the Outstanding Balance of the Note of $452,590 is due and payable.

The Parties hereby agree to amend the Note as follows:

Maturity: The Maturity Date of the Note shall be extended to December 15, 2018. In consideration for the extension, the Outstanding Balance of the Note shall increase by twenty percent from $452,590 to $543,108.

Share Reserve: The Company shall increase the number of shares of common stock reserved for conversion of the note to 2,172,432.

Warrants: As additional consideration for the extension, the Company shall issue 1,812,000 warrants to purchase common stock to the Holder, attached hereto as “Exhibit A”.

ALL OTHER TERMS AND CONDITIONS OF THE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated September 12, 2018 by signing below:

/s/ Dennis P. Calvert	/s/ David Clark
Dennis P. Calvert	David Clark
BioLargo, Inc.	Vista Capital Investments, LLC
Chief Executive Officer	Principal